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                                                               Exhibit (a)(1)(E)

                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
              (including associated Series A Junior Participating
                        Preferred Stock Purchase Rights)
                                       of
                                  ACSYS, INC.
                                       at
                              $5.00 Net Per Share
                                       by
                            PLATFORM PURCHASER INC.,
                                an affiliate of
                                  VEDIOR N.V.
                          and to become a wholly owned
                                 subsidiary of
                                  TIBERIA B.V.
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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
            TIME, ON WEDNESDAY, MAY 24, 2000, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated April 27, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by Platform Purchaser Inc., a Georgia corporation (the "Purchaser") and an affiliate of Vedior N.V., a company organized under the laws of the Netherlands ("Vedior"), and to become, immediately prior to the initial purchase of Shares (as defined below) under the Offer, a wholly owned subsidiary of Tiberia B.V., a company organized under the laws of the Netherlands ("Parent"), to purchase all outstanding shares of common stock, no par value per share (together with the associated series A junior participating preferred stock purchase rights, the "Shares"), of Acsys, Inc., a Georgia corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Shareholders of the Company from the Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9.

    WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.
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    Your attention is directed to the following:

    1. The Offer price is $5.00 per Share net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2.  The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company has unanimously adopted and approved the Merger Agreement (as defined below), the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are in the best interests of the Company's shareholders and recommends that shareholders of the Company accept the Offer and tender their Shares.

    4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of April 16, 2000 (the "Merger Agreement"), by and among Parent, the Purchaser, Vedior, Select Appointments North America Inc. and the Company, pursuant to which, as soon as practicable following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, Vedior or the Company or any subsidiary of Parent or the Company and by shareholders, if any, who exercise their statutory dissenters' rights under Georgia law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase. The Merger Agreement provides that Parent and the Purchaser may assign any or all of their rights and obligations (including the right to purchase Shares in the Offer) to Vedior or any majority-owned subsidiary of Vedior or, following the consummation of the Offer, Parent, but no such assignment shall relieve any assigning party of its obligations under the Merger Agreement.

    5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MAY 24, 2000 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

    6. The Offer is conditioned upon, among other things, (a) there being validly tendered and not validly withdrawn prior to the Expiration Date that number of Shares that would represent at least a majority of the Fully Diluted Shares (as defined in Exhibit 1 to the Merger Agreement) on the date of purchase and (b) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer or to the Merger having expired or been terminated.

    7. Any stock transfer taxes applicable to a sale of Shares to the Purchaser will be borne by the Purchaser, as provided in Instruction 6 of the Letter of Transmittal.

    8. Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Paying Agent or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

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    If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by Wilmington Trust Company (the "Paying Agent") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such) Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Paying Agent. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER, WHETHER SUCH SHARES ARE PURCHASED DURING A SUBSEQUENT OFFERING PERIOD (AS DEFINED IN THE OFFER TO PURCHASE) OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Robert W. Baird & Co. Incorporated, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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                                INSTRUCTION FORM
                              with respect to the
                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
              (including associated Series A Junior Participating
                        Preferred Stock Purchase Rights)
                                       of
                                  ACSYS, INC.

    The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of Acsys, Inc., dated April 27, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, no par value per share (together with the associated series A junior participating preferred stock purchase rights, the "Shares"), of Acsys, Inc., a Georgia corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED(1):

------------------- SHARES

                                          SIGN HERE

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                                          Signature(s)

                                          --------------------------------------

                                          --------------------------------------

                                          Please Type or Print Name(s)

                                          --------------------------------------

                                          --------------------------------------

                                          Please Type or Print Address(es)

                                          --------------------------------------

                                          --------------------------------------

                                          Area Code and Telephone Number

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                                          Taxpayer Identification or Social
                                          Security No.

                                          --------------------------------------

                                          Dated: ___________________, 2000

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(1) Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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